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                                                                    EXHIBIT 23.3


         [LETTERHEAD OF LEE KEELING AND ASSOCIATES, INC. APPEARS HERE]

                        CONSENT OF PETROLEUM ENGINEERS



As Petroleum Engineers, we hereby consent to the inclusion of the information included in this Registration Statement with respect to the oil and gas reserves of Petroglyph Energy, Inc., the future net revenues from such reserves and the present value thereof, which information has been included in this Registration Statement in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to all references to our firm included in this Registration Statement.


                                       LEE KEELING AND ASSOCIATES, INC.


                                       By: /s/ Kenneth Renberg
                                          -----------------------------
                                          Kenneth Renberg
                                          Vice President

Tulsa, Oklahoma
September 29, 1997